Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$419,042
Unrealized Gain (Loss) on Market Value of Futures	306,806
Interest Income	315
Total Income (Loss)	$726,163

Expenses
Investment Advisory Fee	$7,014
Non-interested Directors' Fees and Expenses	1,914
Brokerage Commissions	828
NYMEX License Fee	280
SEC & FINRA Registration Expense	120
Other Expenses	18,000
Total Expenses	28,156
Expense Waiver	(16,246)
Net Expenses	$11,910
Net Gain (Loss)	$714,253

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/10	$13,926,575
Net Gain (Loss)	714,253

Net Asset Value End of Period	$14,640,828
Net Asset Value Per Unit (500,000 Units)	$29.28

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502